UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 17, 2010

First Reliance Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931
(Commission File Number)	(IRS Employer Identification No.)

2170 W. Palmetto Street
Florence, South Carolina	29501
(Address of Principal Executive Offices)	(Zip Code)

(843) 656-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on June 17, 2010 (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

The following nominees were elected as Class C Directors for a three-year term expiring in 2013:

Name	For	Withheld	Abstentions	Broker Non-Votes
A. Dale Porter	2,198,111	33,583	—	605,490
John M. Jebaily	2,177,897	53,752	—	605,490
C. Dale Lusk, MD	2,221,324	10,325	—	605,490

Votes on the proposal to approve a non-binding resolution regarding overall executive compensation policies and procedures employed by the Company, as described in the Executive Compensation section of the Company’s Proxy Statement for the Annual Meeting, were as follows:

For	Against	Abstentions	Broker Non-Votes
2,376,993	357,028	103,118	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

Dated: June 22, 2010
	By:	/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Officer